UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GMR Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3615769
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4400 Hwy 121, Suite 700 Lewisville, TX	75056
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-295169

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of GMR Solutions Inc. (the “Registrant”). A description of the Class A Common Stock is set forth under the heading “Description of Capital Stock” in the prospectus relating to the offering of shares of Class A Common Stock constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-295169) relating to the Class A Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be deemed to be incorporated herein by reference into this Form 8-A.

Item 2.    Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated herein by reference because no securities of the Registrant other than the Class A Common Stock are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GMR SOLUTIONS INC.

By:	/s/ Thomas A. A. Cook
	Name:	Thomas A. A. Cook
	Title:	General Counsel & Secretary

Date: May 13, 2026